Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 28 to the Registration Statement of Fidelity Investments Variable Annuity Account I of Fidelity Investments Life Insurance Company on Form N-4 of our report dated April 4, 2008, relating to the consolidated financial statements of Fidelity Investments Life Insurance Company, and our report dated April 4, 2008, relating to the financial statements of Fidelity Investments Variable Annuity Account I of Fidelity Investments Life Insurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 25, 2008